                                                                   Exhibit 99.26

                                                                       EXHIBIT C

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE
HAVE  BEEN  REGISTERED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR THE
SECURITIES   COMMISSION  OF  ANY  STATE  IN  RELIANCE  UPON  AN  EXEMPTION  FROM
REGISTRATION  UNDER THE  SECURITIES  ACT OF 1933,  AS AMENDED  (THE  "SECURITIES
ACT"),  AND,  ACCORDINGLY,  MAY NOT BE OFFERED  OR SOLD  EXCEPT  PURSUANT  TO AN
EFFECTIVE  REGISTRATION  STATEMENT  UNDER THE  SECURITIES  ACT OR PURSUANT TO AN
AVAILABLE  EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE  REGISTRATION
REQUIREMENTS  OF THE  SECURITIES  ACT AND IN ACCORDANCE  WITH  APPLICABLE  STATE
SECURITIES  LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO
SUCH  EFFECT,  THE  SUBSTANCE  OF WHICH SHALL BE  REASONABLY  ACCEPTABLE  TO THE
COMPANY.  THIS  SECURITY  AND THE  SECURITIES  ISSUABLE  UPON  EXERCISE  OF THIS
SECURITY MAY BE PLEDGED IN CONNECTION  WITH A BONA FIDE MARGIN  ACCOUNT OR OTHER
LOAN SECURED BY SUCH SECURITIES.

                          COMMON STOCK PURCHASE WARRANT

                To Purchase __________ Shares of Common Stock of

                              HARTVILLE GROUP, INC.

            THIS COMMON STOCK PURCHASE  WARRANT (the "WARRANT")  certifies that, for value received,  _____________ (the "HOLDER"),  is entitled,  upon the terms and subject to the  limitations on exercise and the conditions  hereinafter  set forth, at any time on or after the date hereof (the "INITIAL EXERCISE DATE") and on or prior to the close of  business  on the  fourth  year  anniversary  of the
Initial Exercise Date (the "TERMINATION DATE") but not thereafter,  to subscribe for  and  purchase  from  Hartville  Group,  Inc.,  a  Nevada  corporation  (the
"COMPANY"),  up to ______  shares (the "WARRANT  Shares") of Common  Stock,  par value $0.001 per share, of the Company (the "COMMON STOCK").  The purchase price of one share of Common Stock under this  Warrant  shall be equal to the Exercise
Price, as defined in Section 2(b).

      SECTION 1.  DEFINITIONS.  Capitalized terms used and not otherwise defined herein shall have the meanings  set forth in that  certain  Securities  Purchase
Agreement  (the  "PURCHASE  AGREEMENT"),  dated  September  17, 2007,  among the
Company and the purchasers signatory thereto.

      SECTION 2.  EXERCISE.

            a) EXERCISE OF WARRANT.  Exercise of the purchase rights represented by this Warrant may be made,  in whole or in part, at any time or times on or after the Initial  Exercise Date and on or before the Termination  Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise  Form  annexed  hereto (or such other  office or agency of the
      Company as it may designate by notice in writing to the registered  Holder at the address of such Holder appearing on the books of the Company); and, within 3 Trading  Days of the date said Notice of Exercise is delivered to the Company,  the Company  shall have  received  payment of the  aggregate
      Exercise  Price  of the  shares  thereby  purchased  by wire  transfer  or cashier's  check drawn on a United States bank.  Notwithstanding  anything herein to the  contrary,  the Holder  shall not be required to  physically surrender  this Warrant to the Company  until the Holder has purchased all of the  Warrant  Shares  available  hereunder  and the  Warrant  has  been exercised in full, in which case, the Holder shall  surrender this Warrant to the  Company  for  cancellation  within 3 Trading  Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this  Warrant  resulting  in purchases of a portion of the total number of
      Warrant Shares  available  hereunder shall have the effect of lowering the outstanding  number of Warrant Shares  purchasable  hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall  maintain  records  showing the number of Warrant Shares purchased  and the date of such  purchases.  The Company shall deliver any objection to any Notice of Exercise Form within 2 Business Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the  Holder  shall be  controlling  and  determinative  in the  absence of manifest  error.  The  Holder  and any  assignee,  by  acceptance  of this
      Warrant,  acknowledge  and agree that, by reason of the provisions of this paragraph,  following  the  purchase  of a portion of the  Warrant  Shares hereunder,  the number of Warrant Shares available for purchase  hereunder at any given time may be less than the amount stated on the face hereof.

            b) EXERCISE PRICE.  The exercise price per share of the Common Stock under this Warrant shall be $0.15,  subject to adjustment  hereunder  (the
      "EXERCISE PRICE").

            c) CASHLESS EXERCISE. If at any time after one year from the date of issuance of this  Warrant  there is no  effective  Registration  Statement registering,  or no current  prospectus  available  for, the resale of the
      Warrant  Shares by the Holder,  then this Warrant may also be exercised at such time by means of a "cashless  exercise"  in which the Holder shall be entitled to receive a certificate  for the number of Warrant  Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

            (A) = the VWAP on the Trading Day immediately  preceding the date of such election;

            (B) = the Exercise Price of this Warrant, as adjusted; and

            (X) = the number of Warrant  Shares  issuable  upon exercise of this
                  Warrant in accordance  with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

            Notwithstanding  anything herein to the contrary, on the Termination
      Date, this Warrant shall be automatically  exercised via cashless exercise pursuant to this Section 2(c).

            d) Intentionally Omitted.

            e) MECHANICS OF EXERCISE.

                        i.   AUTHORIZATION   OF  WARRANT  SHARES.   The  Company
                  covenants that all Warrant Shares which may be issued upon the exercise of the purchase  rights  represented  by this Warrant will, upon exercise of the purchase rights represented by this
                  Warrant,  be duly authorized,  validly issued,  fully paid and nonassessable  and free  from all  taxes,  liens  and  charges created by the Company in respect of the issue thereof  (other
                  than   taxes   in   respect   of   any   transfer    occurring
                  contemporaneously with such issue).

                        ii. DELIVERY OF CERTIFICATES UPON EXERCISE. Certificates
                  for shares  purchased  hereunder  shall be  transmitted by the transfer  agent of the Company to the Holder by crediting  the account of the Holder's prime broker with the Depository Trust
                  Company  through  its  Deposit   Withdrawal  Agent  Commission
                  ("DWAC")  system  if the  Company  is a  participant  in  such system,  and  otherwise  by  physical  delivery to the address specified  by the  Holder in the Notice of  Exercise  within 3
                  Trading Days from the delivery to the Company of the Notice of
                  Exercise  Form,  surrender of this Warrant (if  required)  and payment of the  aggregate  Exercise  Price as set forth  above
                  ("WARRANT SHARE DELIVERY DATE").  This Warrant shall be deemed to have  been  exercised  on the  date the  Exercise  Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such  shares  for all  purposes,  as of the date the
                  Warrant  has been  exercised  by payment to the Company of the
                  Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder,  if any,  pursuant to
                  Section  2(e)(vii) prior to the issuance of such shares,  have been paid.

                        iii.  DELIVERY OF NEW WARRANTS  UPON  EXERCISE.  If this
                  Warrant shall have been  exercised in part, the Company shall, at the request of a Holder and upon  surrender of this Warrant certificate,  at the time of  delivery of the  certificate  or certificates  representing Warrant Shares, deliver to Holder a new Warrant  evidencing  the rights of Holder to purchase  the unpurchased  Warrant Shares called for by this Warrant,  which new Warrant shall in all other respects be identical with this
                  Warrant.

                        iv. RESCISSION RIGHTS. If the Company fails to cause its
                  transfer  agent to  transmit  to the Holder a  certificate  or certificates  representing the Warrant Shares pursuant to this
                  Section  2(e)(iv) by the Warrant Share Delivery Date, then the
                  Holder will have the right to rescind such exercise.

                        v.  COMPENSATION FOR BUY-IN ON FAILURE TO TIMELY DELIVER
                  CERTIFICATES  UPON  EXERCISE.  In addition to any other rights available  to the Holder,  if the  Company  fails to cause its transfer  agent to  transmit  to the Holder a  certificate  or certificates  representing  the Warrant Shares  pursuant to an exercise on or before the Warrant Share  Delivery Date, and if after  such  date the  Holder  is  required  by its  broker to purchase (in an open market  transaction or otherwise)  shares of Common  Stock to deliver in  satisfaction  of a sale by the
                  Holder of the  Warrant  Shares  which the  Holder  anticipated receiving  upon such exercise (a  "BUY-IN"),  then the Company shall (1) pay in cash to the  Holder  the  amount by which (x)
                  the  Holder's  total  purchase  price   (including   brokerage
                  commissions,  if any)  for  the  shares  of  Common  Stock  so purchased  exceeds (y) the amount  obtained by multiplying (A)
                  the number of Warrant  Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times  (B) the price at which the sell  order  giving  rise to such purchase  obligation was executed,  and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent  number of Warrant  Shares for which such  exercise was not  honored or deliver to the Holder the number of shares of Common  Stock that would have been  issued had the  Company timely  complied  with its exercise  and delivery  obligations hereunder.  For example,  if the Holder purchases Common Stock having a total  purchase  price of  $11,000  to cover a Buy-In with  respect  to an  attempted  exercise  of shares of Common
                  Stock  with  an  aggregate  sale  price  giving  rise  to such purchase  obligation  of  $10,000,  under  clause  (1)  of the immediately  preceding  sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect  of the  Buy-In  and,  upon  request  of the  Company, evidence  of the amount of such  loss.  Nothing  herein  shall limit a Holder's right to pursue any other remedies  available to it  hereunder,  at  law  or in  equity  including,  without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                        vi. NO FRACTIONAL  SHARES OR SCRIP. No fractional shares
                  or scrip  representing  fractional shares shall be issued upon the  exercise of this  Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment  in  respect of such  final  fraction  in an amount equal to such  fraction  multiplied  by the Exercise  Price or round up to the next whole share.

                        vii.   CHARGES,   TAXES  AND   EXPENSES.   Issuance   of
                  certificates  for Warrant  Shares shall be made without charge to  the  Holder  for  any  issue  or  transfer  tax  or  other
                  incidental   expense  in  respect  of  the  issuance  of  such
                  certificate,  all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be  directed  by the Holder; PROVIDED,  HOWEVER, that in the event certificates for  Warrant  Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the  Assignment  Form attached  hereto duly executed by the Holder; and the Company may require, as a
                  condition  thereto,   the  payment  of  a  sum  sufficient  to
                  reimburse it for any transfer tax incidental thereto.

                        viii.  CLOSING OF BOOKS.  The Company will not close its
                  stockholder  books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

      SECTION 3.  CERTAIN ADJUSTMENTS.

            a) STOCK  DIVIDENDS  AND SPLITS.  If the Company,  at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or  distributions  on shares of its Common Stock or any other equity or equity equivalent  securities  payable in shares of Common Stock
      (which,  for  avoidance  of doubt,  shall not include any shares of Common
      Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding  shares of Common  Stock into a larger  number of shares,  (C)
      combines  (including by way of reverse stock split)  outstanding shares of
      Common  Stock  into  a  smaller  number  of  shares,   or  (D)  issues  by
      reclassification of shares of the Common Stock any shares of capital stock of the Company,  then in each case the Exercise  Price shall be multiplied by a  fraction  of which the  numerator  shall be the  number of shares of
      Common Stock (excluding  treasury shares, if any) outstanding  immediately before  such  event and of which the  denominator  shall be the  number of shares of Common Stock  outstanding  immediately  after such event and the number  of  shares  issuable  upon  exercise  of  this  Warrant  shall  be proportionately  adjusted.  Any  adjustment  made pursuant to this Section
      3(a) shall  become  effective  immediately  after the record  date for the determination  of  stockholders  entitled  to  receive  such  dividend  or distribution  and shall become effective  immediately  after the effective date in the case of a subdivision, combination or re-classification.

            b)  SUBSEQUENT  EQUITY  SALES.  If the  Company  or  any  Subsidiary
      thereof,  as  applicable,  at any time while this Warrant is  outstanding, shall sell or grant any option to  purchase  or sell or grant any right to reprice its securities,  or otherwise dispose of or issue (or announce any offer,  sale,  grant or any option to purchase or other  disposition)  any
      Common Stock or Common Stock  Equivalents  entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then
      Exercise  Price  (such  lower  price,  the  "BASE  SHARE  PRICE"  and such issuances  collectively,  a  "DILUTIVE  ISSUANCE")  (if the  holder of the
      Common  Stock or Common  Stock  Equivalents  so issued  shall at any time, whether by  operation of purchase  price  adjustments,  reset  provisions, floating conversion,  exercise or exchange prices or otherwise,  or due to warrants,  options or rights per share which are issued in connection with such  issuance,  be  entitled  to  receive  shares of  Common  Stock at an effective  price per share  which is less than the  Exercise  Price,  such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive  Issuance),  then the Exercise Price shall be reduced  and only  reduced to equal the Base Share Price and the number of
      Warrant  Shares  issuable  hereunder  shall  be  increased  such  that the aggregate Exercise Price payable hereunder,  after taking into account the decrease in the Exercise Price,  shall be equal to the aggregate  Exercise
      Price prior to such  adjustment.  Such  adjustment  shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the  foregoing,  no adjustments  shall be made,  paid or issued under this
      Section 3(b) in respect of an Exempt  Issuance.  The Company  shall notify the  Holder in  writing,  no later  than the  Trading  Day  following  the issuance of any Common Stock or Common Stock  Equivalents  subject to this section,  indicating therein the applicable  issuance price, or applicable reset price,  exchange  price,  conversion  price and other  pricing terms
      (such   notice  the   "DILUTIVE   ISSUANCE   NOTICE").   For  purposes  of
      clarification,  whether or not the  Company  provides a Dilutive  Issuance
      Notice  pursuant to this Section 3(b), upon the occurrence of any Dilutive
      Issuance,  after the date of such Dilutive Issuance the Holder is entitled to receive a number of  Warrant  Shares  based  upon the Base Share  Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

            c) SUBSEQUENT  RIGHTS OFFERINGS.  If the Company,  at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders)  entitling  them to subscribe for or purchase  shares of Common Stock at a price per share less than the
      VWAP at the record date mentioned below,  then the Exercise Price shall be multiplied by a fraction,  of which the denominator shall be the number of shares of the Common  Stock  outstanding  on the date of  issuance of such rights or warrants  plus the number of  additional  shares of Common Stock offered for subscription or purchase,  and of which the numerator shall be the  number of  shares  of the  Common  Stock  outstanding  on the date of issuance of such rights or  warrants  plus the number of shares  which the aggregate  offering  price  of the  total  number  of  shares  so  offered
      (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.
      Such adjustment shall be made whenever such rights or warrants are issued, and shall  become  effective  immediately  after the  record  date for the determination of stockholders entitled to receive such rights,  options or warrants.

            d) PRO RATA DISTRIBUTIONS.  If the Company, at any time prior to the
      Termination Date, shall distribute to all holders of Common Stock (and not to  Holders  of the  Warrants)  evidences  of its  indebtedness  or assets
      (including cash and cash dividends) or rights or warrants to subscribe for or purchase  any  security  other than the Common  Stock  (which  shall be subject to Section 3(b)),  then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect  immediately prior to the record date fixed for  determination  of  stockholders  entitled to receive such  distribution by a fraction of which the denominator shall be the VWAP  determined as of the record date mentioned  above,  and of which the  numerator  shall be such VWAP on such  record  date less the then per share fair market  value at such record date of the portion of such assets or evidence of indebtedness  so distributed  applicable to one outstanding share of the Common Stock as  determined by the Board of Directors in good faith.  In either case the  adjustments  shall be described in a statement provided  to  the  Holder  of  the  portion  of  assets  or  evidences  of indebtedness so distributed or such subscription  rights applicable to one share of Common  Stock.  Such  adjustment  shall be made whenever any such distribution  is made and shall  become  effective  immediately  after the record date mentioned above.

            e)  FUNDAMENTAL  TRANSACTION.  If, at any time while this Warrant is outstanding,  (A) the Company effects any merger or  consolidation  of the
      Company with or into another  Person,  (B) the Company effects any sale of all or  substantially  all of its  assets  in one or a series  of  related transactions,  (C) any tender  offer or  exchange  offer  (whether  by the
      Company  or another  Person) is  completed  pursuant  to which  holders of
      Common Stock are  permitted  to tender or exchange  their shares for other
      securities,   cash  or   property,   or  (D)  the   Company   effects  any
      reclassification  of the Common  Stock or any  compulsory  share  exchange pursuant  to which  the  Common  Stock is  effectively  converted  into or exchanged  for other  securities,  cash or property  (in any such case,  a
      "FUNDAMENTAL  TRANSACTION"),  then,  upon any subsequent  exercise of this
      Warrant,  the Holder  shall have the right to  receive,  for each  Warrant
      Share that would have been issuable upon such exercise  immediately  prior to the occurrence of such  Fundamental  Transaction,  at the option of the
      Holder, (a) upon exercise of this Warrant,  the number of shares of Common
      Stock of the successor or acquiring  corporation or of the Company,  if it is the  surviving  corporation,  and  any  additional  consideration  (the
      "ALTERNATE  CONSIDERATION")  receivable  upon  or  as  a  result  of  such reorganization,  reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common  Stock for which this
      Warrant  is  exercisable  immediately  prior  to such  event or (b) if the
      Company is acquired in an all cash transaction, cash equal to the value of this Warrant as  determined in accordance  with the  Black-Scholes  option pricing formula.  For purposes of any such exercise,  the determination of the  Exercise  Price  shall  be  appropriately  adjusted  to apply to such
      Alternate  Consideration  based on the amount of  Alternate  Consideration issuable  in  respect  of one  share of Common  Stock in such  Fundamental
      Transaction,  and the Company shall apportion the Exercise Price among the
      Alternate  Consideration  in a reasonable  manner  reflecting the relative value of any  different  components  of the  Alternate  Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property  to be  received in a  Fundamental  Transaction,  then the Holder shall be given  the  same  choice  as to the  Alternate  Consideration  it receives  upon any exercise of this  Warrant  following  such  Fundamental
      Transaction.   To  the  extent   necessary  to  effectuate  the  foregoing
      provisions,  any  successor  to the  Company or  surviving  entity in such
      Fundamental Transaction shall issue to the Holder a new warrant consistent with  the  foregoing  provisions  and  evidencing  the  Holder's  right to exercise  such  warrant  into  Alternate  Consideration.  The terms of any agreement  pursuant to which a Fundamental  Transaction  is effected shall include terms  requiring any such successor or surviving  entity to comply with the  provisions  of this Section 3(e) and insuring  that this Warrant
      (or any such  replacement  security)  will be similarly  adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

            f) CALCULATIONS. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.
      For  purposes  of this  Section  3, the  number of shares of Common  Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding  treasury shares,  if any)
      issued and outstanding.

            g)  VOLUNTARY  ADJUSTMENT  BY  COMPANY.  The Company may at any time during the term of this Warrant reduce the then current  Exercise Price to any amount and for any period of time deemed  appropriate  by the Board of
      Directors of the Company.

            h) NOTICE TO HOLDERS.

                        i. ADJUSTMENT TO EXERCISE  PRICE.  Whenever the Exercise
                  Price is adjusted pursuant to any provision of this Section 3, the  Company  shall  promptly  mail to each  Holder  a  notice setting  forth the Exercise  Price after such  adjustment  and setting forth a brief  statement of the facts  requiring  such adjustment.  [If the Company  issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the
                  Company  shall be deemed to have issued Common Stock or Common
                  Stock  Equivalents  at  the  lowest  possible   conversion  or
                  exercise  price at which such  securities  may be converted or exercised  in the  case of a  Variable  Rate  Transaction  (as defined in the Purchase Agreement).

                        ii.  NOTICE  TO ALLOW  EXERCISE  BY  HOLDER.  If (A) the
                  Company shall declare a dividend (or any other distribution in whatever  form) on the Common  Stock;  (B) the  Company  shall
                  declare  a  special   nonrecurring   cash  dividend  on  or  a
                  redemption  of  the  Common  Stock;   (C)  the  Company  shall
                  authorize  the  granting  to all  holders of the Common  Stock rights or warrants to subscribe  for or purchase any shares of capital stock of any class or of any rights;  (D) the approval of any  stockholders  of the  Company  shall  be  required  in connection with any  reclassification of the Common Stock, any consolidation  or merger to which the Company is a party,  any sale or transfer of all or substantially  all of the assets of the Company,  of any  compulsory  share  exchange  whereby the
                  Common  Stock is  converted  into  other  securities,  cash or property;  (E) the Company  shall  authorize  the voluntary or involuntary  dissolution,  liquidation  or  winding  up of the affairs of the Company;  then, in each case, the Company shall cause to be mailed to the  Holder  at its last  address  as it shall  appear upon the Warrant  Register  of the  Company,  at least 20  calendar  days  prior to the  applicable  record  or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the  purpose of such dividend, distribution,  redemption, rights or warrants, or if a record is not to be taken,  the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions,  redemption,  rights  or  warrants  are  to  be determined  or (y) the  date on which  such  reclassification, consolidation,  merger,  sale,  transfer or share  exchange is expected  to become  effective  or  close,  and the date as of which it is  expected  that  holders  of the  Common  Stock of record  shall be  entitled  to  exchange  their  shares of the
                  Common   Stock  for   securities,   cash  or  other   property
                  deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail  such  notice or any  defect  therein  or in the  mailing thereof shall not affect the validity of the corporate  action required  to be  specified  in  such  notice.  The  Holder  is entitled to exercise  this  Warrant  during the 20-day  period commencing on the date of such notice to the effective date of the event triggering such notice.

      SECTION 4.  TRANSFER OF WARRANT.

            a)  TRANSFERABILITY.  Subject  to  compliance  with  any  applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement,  this Warrant and all rights  hereunder  (including,  without  limitation,  any registration rights) are  transferable,  in whole or in part,  upon  surrender  of this
      Warrant at the principal  office of the Company or its  designated  agent, together with a written  assignment of this Warrant  substantially  in the form attached  hereto duly executed by the Holder or its agent or attorney and funds  sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender  and, if required,  such payment,  the
      Company shall execute and deliver a new Warrant or Warrants in the name of the  assignee  or  assignees  and in  the  denomination  or  denominations specified  in such  instrument  of  assignment,  and  shall  issue  to the assignor a new  Warrant  evidencing  the  portion of this  Warrant  not so assigned,  and this Warrant  shall  promptly be cancelled.  A Warrant,  if properly  assigned,  may be  exercised by a new holder for the purchase of
      Warrant Shares without having a new Warrant issued.

            b) NEW WARRANTS.  This Warrant may be divided or combined with other
      Warrants upon presentation  hereof at the aforesaid office of the Company, together with a written notice  specifying the names and  denominations in which new Warrants are to be issued,  signed by the Holder or its agent or attorney.  Subject to  compliance  with Section  4(a),  as to any transfer which may be involved in such division or  combination,  the Company shall execute and deliver a new Warrant or Warrants in exchange  for the Warrant or Warrants to be divided or combined in accordance with such notice.

            c) WARRANT REGISTER.  The Company shall register this Warrant,  upon records to be  maintained  by the Company for that purpose  (the  "WARRANT
      REGISTER"), in the name of the record Holder hereof from time to time. The
      Company may deem and treat the  registered  Holder of this  Warrant as the absolute  owner  hereof  for the  purpose  of any  exercise  hereof or any distribution  to the Holder,  and for all other  purposes,  absent  actual notice to the contrary.

            d) TRANSFER  RESTRICTIONS.  If, at the time of the surrender of this
      Warrant in connection  with any transfer of this Warrant,  the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under  applicable  state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee  of this  Warrant,  as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable  transactions)  to the effect  that such  transfer  may be made without  registration  under the Securities Act and under applicable state securities or blue sky laws,  (ii) that the holder or  transferee  execute and  deliver to the  Company an  investment  letter in form and  substance acceptable to the Company and (iii) that the  transferee be an "accredited investor" as defined in Rule 501(a)(1),  (a)(2), (a)(3), (a)(7), or (a)(8)
      promulgated under the Securities Act or a "qualified  institutional buyer"
      as defined in Rule 144A(a) under the Securities Act.

      SECTION 5.  MISCELLANEOUS.

            a) NO RIGHTS AS SHAREHOLDER  UNTIL  EXERCISE.  This Warrant does not entitle the Holder to any voting  rights or other rights as a  shareholder of the  Company  prior to the  exercise  hereof  as set  forth in  Section
      2(e)(ii).

            b) LOSS,  THEFT,  DESTRUCTION OR MUTILATION OF WARRANT.  The Company
      covenants  that  upon  receipt  by  the  Company  of  evidence  reasonably satisfactory to it of the loss,  theft,  destruction or mutilation of this
      Warrant or any stock  certificate  relating to the Warrant Shares,  and in case of loss,  theft or destruction,  of indemnity or security  reasonably satisfactory to it (which,  in the case of the Warrant,  shall not include the posting of any bond),  and upon  surrender  and  cancellation  of such
      Warrant or stock  certificate,  if  mutilated,  the Company  will make and deliver a new Warrant or stock  certificate  of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

            c) SATURDAYS,  SUNDAYS,  HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the  expiration  of any right  required or granted  herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

            d) AUTHORIZED SHARES.

                  The Company  covenants  that,  following the Authorized  Share
            Approval and during the period the Warrant is  outstanding,  it will reserve from its authorized  and unissued  Common Stock a sufficient number of shares to provide for the  issuance of the Warrant  Shares upon the exercise of any purchase  rights  under this  Warrant.  The
            Company  further  covenants  that its issuance of this Warrant shall constitute  full  authority to its officers who are charged with the duty of  executing  stock  certificates  to  execute  and  issue the necessary  certificates  for the Warrant Shares upon the exercise of the purchase  rights under this  Warrant.  The Company will take all such  reasonable  action as may be  necessary  to  assure  that such
            Warrant Shares may be issued as provided herein without violation of any  applicable  law or regulation,  or of any  requirements  of the
            Trading Market upon which the Common Stock may be listed.

                  Except  and to the  extent as waived  or  consented  to by the
            Holder,  the  Company  shall not by any action,  including,  without limitation, amending its certificate of incorporation or through any
            reorganization,   transfer   of   assets,   consolidation,   merger,
            dissolution,  issue or sale of  securities  or any  other  voluntary action,  avoid or seek to avoid the observance or performance of any of the terms of this  Warrant,  but will at all times in good  faith assist in the  carrying  out of all such  terms and in the taking of all such actions as may be necessary or  appropriate  to protect the

                                       10

            rights of Holder as set forth in this  Warrant  against  impairment.
            Without  limiting the generality of the foregoing,  the Company will
            (a) not  increase  the par  value of any  Warrant  Shares  above the amount payable therefor upon such exercise immediately prior to such increase in par value,  (b) take all such action as may be necessary or  appropriate  in order that the  Company  may validly and legally issue fully paid and nonassessable  Warrant Shares upon the exercise of this  Warrant,  and (c) use  commercially  reasonable  efforts to obtain all such  authorizations,  exemptions  or  consents  from any public  regulatory  body  having  jurisdiction  thereof  as  may  be necessary  to enable the  Company to perform its  obligations  under this Warrant.

                  Before  taking any action which would result in an  adjustment
            in  the  number  of  Warrant   Shares  for  which  this  Warrant  is
            exercisable or in the Exercise  Price,  the Company shall obtain all such  authorizations or exemptions  thereof, or consents thereto, as may be necessary  from any public  regulatory  body or bodies having jurisdiction thereof.

            e)  JURISDICTION.   All  questions   concerning  the   construction,
      validity,   enforcement  and  interpretation  of  this  Warrant  shall  be determined in accordance with the provisions of the Purchase Agreement.

            f)  RESTRICTIONS.  The Holder  acknowledges  that the Warrant Shares acquired upon the exercise of this Warrant,  if not registered,  will have restrictions upon resale imposed by state and federal securities laws.

            g)  NONWAIVER  AND  EXPENSES.  No course of  dealing or any delay or failure  to  exercise  any right  hereunder  on the part of  Holder  shall operate as a waiver of such right or otherwise  prejudice Holder's rights, powers or  remedies,  notwithstanding  the fact that all rights  hereunder terminate on the Termination  Date. If the Company willfully and knowingly fails to comply with any provision of this  Warrant,  which results in any material  damages to the  Holder,  the  Company  shall pay to Holder  such amounts as shall be sufficient to cover any costs and expenses  including, but not  limited  to,  reasonable  attorneys'  fees,  including  those  of appellate  proceedings,  incurred by Holder in collecting  any amounts due pursuant  hereto or in otherwise  enforcing  any of its rights,  powers or remedies hereunder.

            h)  NOTICES.  Any  notice,  request or other  document  required  or permitted to be given or  delivered to the Holder by the Company  shall be delivered  in  accordance  with  the  notice  provisions  of the  Purchase
      Agreement.

            i) LIMITATION OF LIABILITY.  No provision  hereof, in the absence of any  affirmative  action by Holder to  exercise  this  Warrant to purchase
      Warrant Shares,  and no enumeration  herein of the rights or privileges of
      Holder,  shall give rise to any liability of Holder for the purchase price of any Common  Stock or as a  stockholder  of the  Company,  whether  such liability is asserted by the Company or by creditors of the Company.

                                       11

            j) REMEDIES.  Holder,  in addition to being entitled to exercise all rights granted by law, including recovery of damages,  will be entitled to specific  performance of its rights under this Warrant. The Company agrees that  monetary  damages  would not be adequate  compensation  for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby  agrees to waive and not to assert  the  defense  in any action for specific performance that a remedy at law would be adequate.

            k) SUCCESSORS AND ASSIGNS.  Subject to applicable  securities  laws, this Warrant and the rights and obligations  evidenced  hereby shall inure to the benefit of and be binding  upon the  successors  of the Company and the  successors  and permitted  assigns of Holder.  The provisions of this
      Warrant are  intended  to be for the  benefit of all Holders  from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

            l)  AMENDMENT.  This  Warrant  may be  modified  or  amended  or the provisions  hereof waived with the written  consent of the Company and the
      Holder.

            m) SEVERABILITY.  Wherever possible,  each provision of this Warrant shall be  interpreted  in such manner as to be  effective  and valid under applicable  law, but if any  provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such  prohibition or invalidity,  without  invalidating  the remainder of such provisions or the remaining provisions of this Warrant.

            n)  HEADINGS.  The  headings  used  in  this  Warrant  are  for  the convenience of reference only and shall not, for any purpose,  be deemed a part of this Warrant.

                              ********************

                                       12

            IN  WITNESS  WHEREOF,  the  Company  has caused  this  Warrant to be executed by its officer thereunto duly authorized.

Dated:  September __, 2007

                                    HARTVILLE GROUP, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                       13

                               NOTICE OF EXERCISE

TO:   HARTVILLE GROUP, INC.

            (1) The  undersigned  hereby  elects to  purchase  ________  Warrant
Shares of the Company  pursuant to the terms of the  attached  Warrant  (only if exercised in full),  and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

            (2) Payment shall take the form of (check applicable box):

                  [  ] in lawful money of the United States; or

                  [ ] [if permitted] the  cancellation of such number of Warrant
                  Shares as is  necessary,  in  accordance  with the formula set forth in  subsection  2(c),  to  exercise  this  Warrant  with respect to the maximum  number of Warrant  Shares  purchasable pursuant  to the  cashless  exercise  procedure  set  forth in subsection 2(c).

            (3) Please issue a certificate  or  certificates  representing  said
Warrant  Shares  in the  name of the  undersigned  or in such  other  name as is specified below:

                    -------------------------------------------

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

                    -------------------------------------------

                    -------------------------------------------

                    -------------------------------------------

            (4)  ACCREDITED  INVESTOR.   The  undersigned  is  an  "accredited
investor" as defined in Regulation D promulgated  under the  Securities Act of
1933, as amended.

[SIGNATURE OF HOLDER]
------
Name of Investing Entity:
                          ------------------------------------------------------
SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY:
                                                       -------------------------
Name of Authorized Signatory:
                              --------------------------------------------------
Title of Authorized Signatory:
                               -------------------------------------------------
Date:
      --------------------------------------------------------------------------

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

            FOR  VALUE  RECEIVED,  [____]  all of or  [_______]  shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
-----------------------------------------------
                                                                .
---------------------------------------------------------------

---------------------------------------------------------------

                                          Dated:

                  Holder's Signature:
                                      -------------------------

                  Holder's Address:
                                     --------------------------

                                     --------------------------

Signature Guaranteed:
                      -----------------------------------------

NOTE: The signature to this  Assignment Form must correspond with the name as it appears on the face of the Warrant,  without  alteration or  enlargement  or any change whatsoever,  and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.